Exhibit 99.1

This Statement on Form 3 is filed jointly by Oaktree Acquisition Holdings II,
L.P., Oaktree Acquisition Holdings II GP Ltd., Oaktree Capital Management, L.P.,
Oaktree Holdings, Inc., Oaktree Capital Group, LLC and Oaktree Capital Group
Holdings GP, LLC. The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Acquisition Holdings II, L.P.

Date of Event Requiring Statement: September 16, 2020

Issuer Name and Ticker or Trading Symbol: Oaktree Acquisition Corp. II
(NYSE:OACB)

          OAKTREE ACQUISITION HOLDINGS II, L.P.

          By:  Oaktree Acquisition Holdings II GP Ltd.
          Its: General Partner

          By:  Oaktree Capital Management, L.P.
          Its: Director

          By: /s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President

          OAKTREE ACQUISITION HOLDINGS II GP LTD.

          By:  Oaktree Capital Management, L.P.
          Its: Director

          By: /s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President

          OAKTREE CAPITAL MANAGEMENT, L.P.

          By: /s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President

          OAKTREE HOLDINGS, INC.

          By: /s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President

          OAKTREE CAPITAL GROUP, LLC

          By:/s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President

          OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

          By: /s/ Brian Price
              ---------------------------------
          Name: Brian Price
          Title: Senior Vice President